Exhibit (h) 8.1

SECURITIES LENDING AGENCY AGREEMENT

THIS SECURITIES LENDING AGENCY AGREEMENT (hereinafter, the “Agency Agreement”) is entered into on the 30th day of November, 2000 between:

(1)

DEUTSCHE BANK AG, acting through its New York Branch at 31 West 52nd Street, New York, New York 10019 and/or its London Branch (Branch Registration No. in England BR000005) at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“the Bank”);

(2)	FRANK RUSSELL INVESTMENT COMPANY, 909 A Street, Tacoma, Washington 98402 (“the Client”)

WHEREAS

A.

The Client wishes the Bank, as its agent and on its behalf to lend on behalf of each of the portfolios set forth on Schedule I attached hereto as amended from time to time by Client and provided to the Bank (each a “Portfolio”) certain of the Client’s Securities held in custody by the relevant Custodian to various Counterparts (each a “Counterpart”) under the terms of certain Agreements against the deposit of Collateral, with the Bank as a custodian pursuant to Section 17(f) of the Investment Company Act of 1940, by the Counterpart subject to an obligation of the Counterpart to deliver Equivalent Securities to the Client at a certain date or on demand; and

B.	The Bank has agreed to do so on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the Bank and the Client agree as follows:

1.	DEFINITIONS.

The following terms, as used herein, shall have the following meanings:

“Agreement”

means (as appropriate) the securities lending agreement or repurchase agreement or any other agreement under which legal and beneficial ownership of Securities may be transferred from the Client to the Counterpart.

“Bank Affiliate”

means any office or branch of the Bank and any other entity that directly, or indirectly through one or more intermediaries, controls the Bank or that is controlled by or is under common control with the Bank.

“Business Day”

means any day on which (i) transfers are made by the clearing organisation through which Securities subject to Transactions are transferred; and (ii) transfers are made by the clearing organisation through which the Collateral

Exhibit (h) 8.1

relating to Transactions is transferred; and (iii) the relevant branch of the Bank is open for a full range of business.

“Client’s Account(s)”	means the Client’s account(s) set forth in Exhibit A.

“Collateral”	means cash or Securities issued or guaranteed by the United States Government or its agencies or instrumentalities or any combination thereof.

“Counterpart”	means each counterpart to an Agreement.

“Counterpart Agreements”	has the meaning set forth in Clause 2.02.

“Custodian”	means the custodian(s) set forth in Exhibit A.

“Default”	has the meaning set forth in Clause 12.01.

“Distributions”	has the meaning set forth in Clause 7.01.

“Equivalent Securities”

means Securities equivalent to the loaned Securities, being Securities of the same issuer, issue, class and quantity as the loaned Securities (or equivalent thereof in the event of a reorganisation, recapitalisation or merger of the issuer of the loaned Securities).

“Indemnity Proceeds”	means amounts paid by the Bank to the Client under Clause 14.

“Investments”	has the meaning set forth in Clause 11.01.

“Liquidation Proceeds”

means, in the case of Transactions collateralized by cash, the principal amount of the cash Collateral delivered by the Counterpart to the Bank, acting on behalf of the Client, or in the case of Transactions collateralized by Securities, the Market Value of such Securities on the date that the Bank takes action with respect to such Collateral under Clause 13, as such Market Value is determined to be by the Bank in good faith.

“Market Value”

shall be, defined as follows: The Market Value of any Securities listed on a national securities exchange will be the last sales price on the principal exchange on which trading occurred on the date the Market Value is determined or, if there was no sale on any such exchange on such date, the last bid price quoted. The Market Value of Securities traded in the over-the-counter market will be

Exhibit (h) 8.1

the last quoted bid price in the over-the-counter market as reported by the National Quotation Bureau Incorporated or any successor organization. The Market Value of U.S. Government Securities shall be the price as quoted by a generally recognized pricing service for the business day preceding the date of determination (or, if not so quoted on such day, the next preceding day on which they were so quoted). The Market Value of Securities the principal trading market for which is outside the United States will be the last sale price on the principal exchange on which they are traded, or if there was no sale on that date, the last sale price on the next preceding day on which there was such a sale on such exchange, all as quoted in the DataSheet Service of the Interactive Data Corporation, or, if not therein quoted, then as quoted by any such exchange; the foreign exchange rate used to calculate the Market Value of Securities not denominated in U.S. Dollars shall be the foreign exchange rate quoted by the Bank at the close of business in New York on the preceding day. The Market Value of Securities for which market quotations are not readily available over a reasonable period of time, will be the average of values quoted by three major investment banking firms which are mutually agreeable to the Bank and the Client.

“OTC”	means “over-the-counter”.

“Realized Income”	shall have the meaning given in Clause 5.02.

“Recall Notice”	has the meaning set forth in Clause 8.01.

“Recall Period”	has the meaning set forth in Clause 8.01.

“Reverse Transactions”

means each transaction entered into between the Client and a Counterpart (through the agency of the Bank) under the terms of an Agreement whereunder the Counterpart initially sells securities to the Client and the Client delivers cash Collateral to the Counterpart.

“Securities”

means shares, stocks, bonds, debentures, notes, certificates of indebtedness, warrants or other securities or financial instruments (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries).

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“Transaction”	means each transaction entered into between the Client (through the agency of the Bank) and a Counterpart under the terms of an Agreement.

2.	APPOINTMENT OF AGENT; IDENTITY DISCLOSURE.

2.01	The Client appoints the Bank, and the Bank accepts appointment, as its agent to enter into Transactions on its behalf.

2.02

Until this Agency Agreement is terminated pursuant to Clause 20, the Bank shall be authorised, as the Client’s agent, to enter into Transactions with and lend Securities held in the Client’s Account(s) to Counterparts upon such reasonable terms as the Bank shall in its reasonable discretion decide, provided that such Transactions are executed on normal commercial terms negotiated at arm’s length and subject always to the terms of this Agency Agreement. The Bank acknowledges and agrees that such Counterparts shall not include the Bank and Bank Affiliates. The Client hereby authorises and grants the Bank its power of attorney, to negotiate and execute, as the Client’s agent, all and any Agreements (including but not limited to the PSA Securities Loan Agreement, the PSA Master Repurchase Agreement, the PSA/ISMA Global Master Repurchase Agreement and the Overseas Securities Lenders’ Agreement) deemed necessary or desirable with Counterparts, issuers of and Counterparts to Investments and tri-party custodians (collectively the “Counterpart Agreements”), and to take all and any other actions necessary to enter into Transactions or make Investments (including, without limitation, making required undertakings to regulatory and tax authorities having jurisdiction with respect to the Transactions and Investments).

2.03

The Bank shall be authorised to disclose the Client’s identity to (i) the Counterparts, (ii) issuers and counterparts of the Investments and (iii) regulatory and tax authorities having jurisdiction with respect to the Transactions.

2.04

The Client acknowledges that the Bank acts as agent for other clients who may hold some of the same Securities as the Client and accordingly, Transactions with a Counterpart may be allocated among several of the Bank’s clients, in a fair and equitable manner, at the reasonable discretion of the Bank. The Client further acknowledges that the Bank shall have no obligation to include the Client’s Securities in any such allocation.

2.05

Because Transactions are generally carried out in the OTC market, the Bank may deal for the Client in circumstances in which the relevant deal is not regulated by the rules of any stock exchange or investment exchange.

2.06

The parties acknowledge that no loan of Securities shall be made on behalf of a Portfolio if, as a result, the aggregate Market Value of all loaned Securities of such Portfolio will exceed 33% (or such other level as maybe communicated to the Bank by the Client) of the value of such Portfolio’s total assets, including the value of Collateral received in respect of the loaned Securities.

Exhibit (h) 8.1

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CLIENT.

3.01	The Client represents that it is Massachusetts Business Trust and is registered as an open-end investment company under the Investment Company Act of 1940 (the “1940 Act”).

3.02

The Client represents, warrants and covenants that: (i) is has and will have the right to lend the securities subject to loans hereunder; (ii) a majority of its Board of Directors (including a majority of the directors who are not “interested persons,” within the meaning of the 1940 Act) will initially and at least annually thereafter determine that the investment of securities lending cash collateral in the instruments set forth in Exhibit B is in the best interest of the shareholders of each Portfolio; (iii) investment in the instruments set forth in Exhibit B by a particular Portfolio will be consistent with such Portfolio’s investment objectives and policies; (iv) investment in the instruments set forth in Exhibit B by a particular Portfolio will be in accordance with guidelines regarding the investment of cash collateral specified by the Client and such instruments have been approved for investment by each Portfolio; (v) the securities lending program of each Portfolio will comply with all present and future applicable positions of the Securities and Exchange Commission regarding such arrangements; (vi) it has and will have the legal right, power and authority to enter into and carry out all of the Transactions and Investments contemplated by this Agency Agreement and lend the Securities subject to Transactions. The Client further represents that this Agency Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms and that is has duly authorized the relevant Custodian to deliver the Securities to Counterparts as directed by the Bank.

3.03

The Client acknowledges that it has received a list of the Bank’s approved Counterparts and that it may obtain an updated list forthwith at any time upon reasonable request. The Client further acknowledges and agrees that it shall notify the Bank in writing if it desires to restrict lending to any Counterpart and Bank will not enter into any transactions on behalf of a Portfolio with a Counterpart unless it has been approved for such use by Client.

3.04

The Client further represents and warrants that it has read and understood the guidelines contained in Exhibit B pursuant to which Investments shall be made under Clause 11 and hereby expressly approves such guidelines. The Client agrees to inform the Bank immediately if any statement set forth in this Clause ceases to be true and correct as of any date after the date hereof.

3.05

The Client hereby represents and warrants that it has taken its own advice and made its own determination with respect to any consequences (including those relating to tax, legal and accounting issues) of the Investments and Transactions envisaged by this Agency Agreement, and has not relied on any statement or representation by the Bank or its agents made with respect to such consequences.

3.06

In relation to loans to Counterparts domiciled in the United Kingdom or otherwise subject to the Income Tax (Stocklending) Regulations 1989 as amended, supplemented or replaced from time to time (the “Regulations”) the Client represents and warrants that:

Exhibit (h) 8.1

where it is not resident in the United Kingdom for tax purposes and is not carrying on a trade in the United Kingdom through a branch or agency, the Client will (where appropriate) (i) have delivered or caused to be delivered to the Bank a duly completed and certified Certificate (MOD2) or a photocopy thereof bearing an Inland Revenue acknowledgement and unique number and such Certificate or photocopy remains valid or (ii) have taken all necessary steps to enable a specific authorisation to make gross payment of the relevant manufactured dividend to be issued by the Inland Revenue.

3.07

On the date on which any Transaction is entered into pursuant to a relevant Agreement, and on each day on which Securities, or Equivalent Securities, are to be lent or redelivered under any Transaction, the Client shall be deemed to repeat all of the foregoing representations.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK.

4.01

The Bank represents and warrants that it has and will have the legal right, power and authority to carry out all of the Transactions contemplated by this Agency Agreement, on the Client’s behalf, and that the execution, delivery and performance of this Agency Agreement by the Bank:

4.01.01	is within the Bank’s corporate powers; and

4.01.02	have been duly authorised by all necessary corporate action under its charter.

4.02	The Bank hereby undertakes:

4.02.01	to account in writing or via its on-line system to the Client for all outstanding Transactions on a daily basis;

4.02.02	to take all steps available under the terms of the relevant Agreement to maintain adequate Collateral;

4.02.03	to comply with all of its responsibilities and obligations relating to Investments;

4.02.04

to maintain its books as records so as to reflect that all Securities, cash and Collateral received with respect to a Portfolio are separate from the assets and property of any other Portfolio or client; and

4.02.05

that in no event shall it look to any Securities, Distributions, Collateral or other property of Client, which may be in the Bank’s possession or under its control, or otherwise subject to the Bank’s instruction, to satisfy any claim which it may have against Client which is (1) not specifically provided for herein in connection with making loans of Securities or receiving and liquidating Collateral as provided for herein, (2) related to any transaction between Client and the Bank or any Bank Affiliates which transaction is not specifically covered by this Agreement, or (3) the

Exhibit (h) 8.1

subject of any dispute or discussion between the Bank and Client such that the amount, if any, owed to the Bank has not been agreed to by Client.

4.03

On the date on which any Transaction is entered into pursuant to a relevant Agreement, and on each day on which Securities, or Equivalent Securities, are to be lent or redelivered under any Transaction, the Bank shall be deemed to repeat all of the foregoing representations.

5.	FEES.

5.01	In connection with each Transaction hereunder the Bank shall calculate the Realized Income which shall be as set out below.

5.02	The Realized Income shall be:

5.02.01	any fees charged to a Counterpart in the case of Transactions entered into where the Counterpart has provided Collateral other than cash, PLUS the net realized income derived from Investments; LESS

5.02.02	any rebate payable to a Counterpart on cash Collateral LESS any commissions or similar transaction costs, if applicable.

5.03

The Realized Income will be divided between the parties pursuant to an agreed upon percentage set forth in Exhibit C. The Bank agrees to credit the Client’s percentage of the Realized Income to the Client’s account monthly on a provisional basis regardless of when such fees are actually received.

5.04	The Realized Income shall be payable in the same currency as that received by the Bank or such other currency agreed in writing between the parties hereto from time to time.

6.	STATEMENTS OF TRANSACTION ACTIVITY AND FEES.

The Bank shall advise the Client by written or electronic means of Transactions and Investments entered into by the Bank on the Client’s behalf and certain other information relating thereto on a monthly basis, or more frequently as requested by the Client.

7.	PAYMENTS IN LIEU OF DISTRIBUTIONS ON THE SECURITIES.

7.01

It is understood that under the applicable Counterpart Agreement, each Counterpart shall be required to pay or deliver to the Bank payments in the amount of all interest payments, stock or cash dividends or other distributions, rights and warrants (collectively, the “Distributions”) made on the loaned Securities during the term of any Transaction. The Distributions shall be credited by the Bank to the Client’s Account on payable date, provided that if any Distributions are credited to the Client’s Account prior to the Bank’s receipt of such Distributions from the Counterpart, such Distributions shall be provisional and may be reversed if they are not received from the Counterpart.

Exhibit (h) 8.1

7.02

If any Distributions are not received by the Bank from a Counterpart by the expiration of the applicable delivery period specified in the relevant Counterpart Agreement, the Bank shall notify the Client in writing of such fact and shall take all actions, on the Client’s behalf including, without limitation, the issuance of legal proceedings, that the Bank deems reasonably appropriate to secure the prompt delivery of such Distributions. The Bank may exercise, upon prior consultation and approval by the Client, all rights of the Client that it may have against the Counterpart.

8.	TERMINATION OF TRANSACTIONS; REDELIVERY OF EQUIVALENT SECURITIES.

8.01

The Client may instruct the Bank to terminate any Transaction at any time in whole or in part by giving the Bank either written notice in accordance with Clause 21 or instructions introduced over the Client’s Account in the Euroclear System or such other electronic notice as may be agreed between the parties from time to time (each a “Recall Notice”). On receipt of a Recall Notice, the Bank shall either (i) re-allocate the Transaction to any of its other clients who may hold Equivalent Securities, or (ii) immediately demand that the relevant Counterpart deliver Equivalent Securities pursuant to the Counterpart Agreement. Upon any such termination, the Counterpart shall be required, under the Counterpart Agreement, to deliver Equivalent Securities within the Recall Period. Unless otherwise indicated to the Client by the Bank, the Recall Period for each type of security shall be the relevant standard settlement period for such security.

8.02	The Recall Period shall commence on:

8.02.01	the Business Day the Recall Notice is received, if such Recall Notice is received by the Bank prior to 12:00 noon in the city of settlement on such day; or

8.02.02	the Business Day next following the day on which the Recall Notice is received if it is received by the Bank after 12:00 noon in the city of settlement;

8.03	The Recall Period shall terminate upon

8.03.01	the close of the standard settlement period for such security; or

8.03.02	at the end of such other period negotiated by the Bank, as the Client’s agent, and the Counterpart,

but in no event shall any such period be longer than five days.

8.04

The Client acknowledges that if a Transaction is terminated for any reason, any losses (including Investment losses), interest penalties charged by Counterparts and other costs incurred as a result of such early termination shall be the sole responsibility of, and shall be borne by, the Client. Nothing in this Clause shall derogate from the Bank’s standard of care set forth in Clause 16, nor from the Bank’s obligations set forth in Clause 14.

Exhibit (h) 8.1

9.	ELIGIBLE COLLATERAL.

9.01

Prior to or simultaneously with the lending of the Client’s Securities to a Counterpart, the Bank shall obtain and hold Collateral as a custodian pursuant to Section 17(f) of the Investment Company Act of 1940 on the Client’s behalf. The principal amount of cash Collateral and the Market Value (at the time of delivery by the Counterpart) of Collateral in the form of Securities shall, in each case, be not less than 102 percent, for loans of U.S. Securities, or not less than 105 percent, for loans of non-U.S. Securities, of the aggregate Market Value of the loaned Securities plus any accrued but unpaid Distributions thereon.

9.02

The Bank shall identify on its books and records all Collateral received by the Bank, on the Client’s behalf, as belonging to the relevant Portfolio. The parties hereto acknowledge that Collateral shall not be pledged or sold.

10.	SECURITIES AND COLLATERAL VALUATION PROCEDURE.

The Bank shall mark to market the Market Value of the Securities subject to a Transaction relative to Collateral each Business Day as defined in Clause 1 above. If on any Business Day the Market Value of the Collateral held for Transactions with any Counterpart is less than 102 percent, for loans of U.S. Securities, or less than 105 percent, for loans of non-U.S. Securities, of the aggregate Market Value of the Securities subject to Transactions plus any accrued but unpaid Distributions thereon, the Bank shall use its best efforts to obtain from such Counterpart additional Collateral so that the value of the Collateral is equal to or greater than 102 or 105 percent, respectively, of the aggregate Market Value of the Securities subject to Transactions plus any accrued but unpaid Distributions thereon. The Client expressly acknowledges and agrees that the “Market Value of Collateral” (as described in this Clause) shall, in the case of cash Collateral, be deemed to mean the principal amount of the cash Collateral actually delivered by the Counterpart to the Bank, acting on behalf of the Client (and not the Market Value of the Investments purchased with such cash Collateral). The Client further expressly acknowledges that the Bank may not obtain additional Collateral from the Counterpart until the Client is undercollateralized by more than USD $5,000.

11.	INVESTMENT OF CASH COLLATERAL.

11.01

The Bank is hereby authorised to invest cash Collateral delivered in connection with Transactions on the Client’s behalf and for the Client’s account in any of the instruments contemplated by the guidelines contained in Exhibit B (hereinafter, the “Investments”), subject to the investment supervision of Frank Russell Investment Management Company, the investment advisor to Client. The Client agrees that approved Investments may be issued by, purchased through or entered into with the Bank, the Bank Affiliates and customers of the Bank for whom the Bank acts in any capacity provided that such Investments are issued by, purchased through or entered into on normal commercial terms negotiated at arm’s length.

11.02	The Bank may sell, close-out, liquidate or unwind any Investment, on the Client’s behalf and for the Client’s account, to or through the Bank, the Bank Affiliates and customers of

Exhibit (h) 8.1

the Bank for whom the Bank acts in any capacity so long as such transaction is on terms no less favorable to Client than would be obtained from a party unrelated in anyway to Bank.

11.03

The Client agrees to accept all investment risks associated with any Investments, including, but not limited to, interest rate, market, credit and liquidity risk associated with any Investments purchased or entered into with cash Collateral. The Client agrees to pay the Bank upon demand any amounts necessary to enable the Bank to return the cash Collateral and satisfy other requirements imposed under the terms of the applicable Counterpart Agreement to the Counterpart upon termination of a Transaction and the redelivery of Equivalent Securities by the Counterpart.

11.04	In cases where dividends, interest and other distributions on Investments accrue to the Client, the Bank will arrange for collection on a timely basis.

12.	DEFAULT

12.01	If there shall occur any of the following (each a “Default”):

12.01.01	any Counterpart makes a general assignment for the benefit of, or enters into a re-organisation, arrangement, or composition with creditors; or

12.01.02	any Counterpart admits in writing its inability to pay its debts as they become due; or

12.01.03	any Counterpart seeks, consents to or acquiesces in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

12.01.04

if there is a presentation or filing of a petition in respect of a Counterpart (other than by the Client in respect of any obligation under this Agency Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or other insolvency of that Counterpart (or any analogous proceeding) or seeking any re-organisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding) not having been stayed or dismissed within 30 days of its filing; or

12.01.05	a receiver, administrator, liquidator or trustee or analogous officer of such party is appointed over all or any material part of the property of a Counterpart;

12.01.06

the convening of a meeting of any of its creditors for the purposes of considering a voluntary arrangement as referred to in Section 3 of the Insolvency Act 1986 (or any analogous proceeding in another jurisdiction);

Exhibit (h) 8.1

the Bank shall, on becoming aware thereof, as soon as practicable notify the Client in writing of such Default in accordance with Clause 21.

13.	CLOSE-OUT, LIQUIDATION OF, OR ENFORCEMENT OF RIGHTS TO COLLATERAL

13.01

On the occurrence of a Default, the Bank shall take all actions available under the terms of the relevant Counterpart Agreement, on the Client’s behalf, to immediately close-out, liquidate, or enforce rights to any Collateral supporting:

13.01.01

Lending Transactions with such Counterpart and apply the Liquidation Proceeds to the purchase of Equivalent Securities as replacement for the Securities subject to such lending Transactions with the relevant Counterpart;

13.01.02	Reverse Transactions with such Counterpart and apply the Liquidation Proceeds in replacement of the cash Collateral invested with such Counterpart;

and any amount in excess of that required above shall be applied against:

13.01.03	any other obligations of the Counterpart under the relevant Counterpart Agreement; and

13.01.04	any reasonable Bank expenses associated with the close-out, liquidation of, or enforcement of rights to the Collateral and the purchase of such Equivalent Securities.

13.02

For two Business Days from the date of close-out, liquidation of, or enforcement of rights to the Collateral, the Bank shall use all reasonable efforts to effect the purchase of Equivalent Securities with the aggregate of the Liquidation Proceeds and Indemnity Proceeds (if any). If the Bank cannot purchase Equivalent Securities during such two Business Day period, the Bank shall credit the Client’s Account with the Liquidation Proceeds, and Indemnity Proceeds, if any, in cash.

14.	MARGIN SHORTFALL INDEMNITY

14.01

If the Market Value of the Liquidation Proceeds is less than the Market Value of the Securities subject to the Transactions with such Counterpart on the date of close-out, liquidation of, or enforcement of rights to the Collateral, the Bank shall indemnify the Client and the relevant Portfolio(s) for any such difference and in addition hold the Client and the relevant Portfolio(s) harmless from any brokerage commissions, fees and transfer taxes. Such Indemnity Proceeds shall be applied toward the purchase of Equivalent Securities in accordance with Clause 13.02. It is understood and agreed that, except as provided in Clause 14.02 below, nothing in this Clause obliges the Bank to bear market, credit, or other risks associated with Investments. For the avoidance of doubt, market, credit or other risks associated with Investments may be, but shall not limited to, losses which arise from investing the cash Collateral in Investments, holding the Investments

Exhibit (h) 8.1

and liquidating the Investments to obtain cash Collateral, interest penalties charged by Counterparts and other costs incurred as a result of early loan termination.

14.02

If the Market Value of the Liquidation Proceeds under the Reverse Transactions entered into between the Bank (as agent for the Client) and a Counterpart in respect of whom a Default has occurred is less than the cash to be delivered by that Counterpart under those Reverse Transactions on the date of close-out of the same, the Bank shall indemnify the Client for any such difference.

14.03

Any indemnities provided with respect to Transactions where Deutsche Bank Securities Inc. or DB Alex.Brown LLC is the Counterpart shall be deemed to be issued by the Bank acting through its London Branch. For the avoidance of doubt, no indemnity shall be issued or deemed to be issued, where Deutsche Bank Securities Inc. or DB Alex.Brown LLC is the Counterpart, by the Bank acting through its branch in New York.

14.04

Except as provided in this Clause 14, the Bank shall have no liability to the Client for any failure of a Counterpart to redeliver Equivalent Securities upon the termination of a Transaction. To the extent that the Bank makes any payments to the Client under this Clause 14, the Bank shall become and remain subrogated to all of the Client’s rights that the Client may have against the Counterpart and to the Collateral involved, and the Client hereby assigns all such rights to the Bank. The Client agrees to execute and deliver all such written documents, and to take all other actions reasonably requested by the Bank, from time to time, to give effect to any rights of subrogation referred to in this Clause.

15.	THE BANK’S RELATIONSHIP WITH A COUNTERPART.

The Client acknowledges that the Bank may be a creditor for its own account or represent in a fiduciary capacity, or any other capacity, any Counterpart or any creditor or client of a Counterpart, even though the interests so represented may conflict with those of the Client. Without limiting the generality of the foregoing, the Bank shall not be required to disclose any financial information about a Counterpart obtained in the course of its relationship with such Counterpart, except as expressly provided in Clause 12.

16.	STANDARD OF CARE.

The Bank shall act with due care and diligence in the performance of its duties under this Agency Agreement and shall be liable to the extent it or any Bank Affiliate acts with negligence, wilful misfeasance, fraud, recklessness or bad faith in the performance of its duties under this Agency Agreement.

17.	INDEMNIFICATION; RELEASE; LIMITATION OF LIABILITY.

17.01

The Client shall indemnify the Bank and hold the Bank harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel previously approved in writing by the Client) incurred by the Bank in rendering services hereunder or in connection with any breach of the terms of this Agency Agreement by the Client, except such loss or liability which results from the Bank’s or a Bank Affiliate’s

Exhibit (h) 8.1

negligence, wilful misfeasance, fraud, recklessness or bad faith. Nothing in this Clause shall derogate from the indemnities provided by the Bank in Clause 14.

17.02

Notwithstanding any express provision to the contrary herein, (i) the Bank shall not, under any circumstances, be liable for exemplary or punitive damages and (ii) the Bank may be liable for any consequential, incidental or special damages that were reasonably foreseeable if such are determined to be damages which resulted directly from the Bank’s failure to comply with written instructions, if time permits such to be prepared, received from the Client. Such written instructions shall include or be accompanied by a written description of any special situation surrounding the furnishing of such instructions which may lead to consequential, incidental or special damages not otherwise reasonably foreseeable which may result if such instructions are not carried out in a timely manner. Written instructions may include both faxed and e-mailed communications. In the event that the situation does not permit the delivery of written instructions, Client will make contact with one of the Officers of Bank listed on Schedule II which schedule shall include at least 10 names and their phone numbers. The Client shall also mitigate any such damages as soon as reasonably practical and the Bank shall not be liable for any such damages which Client could have so mitigated.

17.03

The Client agrees that the Bank’s duties and responsibilities shall only be those expressly set forth herein and the Bank may consult with counsel and be fully protected with respect to any action taken or omitted to be taken in good faith upon written advice of counsel.

17.04

The Client agrees that the Bank may rely on any certificate, statement, request, consent, agreement or other instrument which it reasonably believes in good faith to be genuine and to have been signed or presented by a proper person or persons.

18.	AGENTS.

The Bank may use such agents, including but not limited to, the Bank Affiliates, as the Bank reasonably deems appropriate to carry out its duties under this Agency Agreement To the extent that any of the Bank Affiliates act as the Bank’s agent hereunder, the Bank agrees to be responsible for the acts and omissions of such Bank Affiliates as though performed by the Bank directly. The Client agrees that the Bank’s sole liability for the acts or omissions of any other agent shall be limited to liability arising from the Bank’s failure to use due care and diligence in the selection and monitoring of such agent.

19.	FORCE MAJEURE.

19.01	The Bank shall not be responsible for any losses costs or damages suffered or incurred by the Client resulting directly or indirectly from:

19.01.01

any action, omission, suspension of trading, decision or ruling of any exchange or regulatory, governmental or other body or of any other person which is beyond the Bank’s control (including floor broker, exchange, dealing or clearing house error);

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19.01.02

any war, strike, lock-out, national disaster, act of terrorism, delay in postal service or any other delay or inaccuracy in the transmission of orders or other information, or any breakdown, failure or malfunction beyond the reasonable control of the Bank of any telecommunication or computer system, or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond the Bank’s reasonable control;

provided that the Bank shall use reasonable efforts to inform the Client in writing of the occurrence of any such event as soon as possible after the occurrence of the event and of the cessation of such event. If the occurrence of any of the foregoing events results in the failure of the Bank to perform its obligations under this Agency Agreement caused by the adverse effect of such events on sites where the Bank has stored and/or processed the Client’s data and the Bank had not at that time implemented and maintained a reasonable disaster recovery program relating to such sites which would have enabled the Bank to perform its obligations under this Agency Agreement notwithstanding the occurrence of any such event, then the occurrence of such event shall not relieve the Bank of liability under this Clause 19. In addition, the Bank shall use reasonable efforts to minimise the effect of such events on the performance of its duties under this Agency Agreement.

20.	TERMINATION.

This Agency Agreement may at any time be terminated by either Party by giving to the other not less than ten calendar days’ prior notice in writing hereto (such termination becoming effective upon expiry of such notice or upon such other date as may be agreed to by the parties hereto), provided that such termination shall not affect any Transaction or any obligation under this Agency Agreement (including that of indemnity) which is then outstanding and the provisions of this Agency Agreement shall continue to apply to each such Transaction and each obligation until all the obligations of each Party to the other under this Agency Agreement and each such Transaction have been fully performed.

21.	NOTICES.

21.01

All notices under this Agency Agreement, except with respect to Recall Notices which shall be sent in accordance with Clause 21.02 below, shall be in writing and sent by courier or facsimile, addressed as follows:

21.01.01	To the Bank:

Deutsche Bank AG

130 Liberty Street

35th Floor

New York, New York 10006

Attention: Securities Lending Operations Support

Facsimile No.: (212) 250-1488

Exhibit (h) 8.1

21.01.02	To the Client:

Frank Russell Investment Company

909 A Street

Tacoma, Washington 98402

Attention: General Counsel

Facsimile No.: (253) 596-3284

21.02	All Recall Notices under this Agency Agreement shall be in writing and sent by mail or facsimile, addressed as follows:

21.02.01	Recall Notices for US Securities:

Deutsche Bank AG, New York Branch

130 Liberty Street, 35th Floor

New York, NY 10006

Attention: Securities Lending Operations Support

Facsimile No.: (212) 250-1488

21.02.02	Recall Notices for Non-US Securities:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London, EC2N 2DB

England

Attention: Securities Lending Manager

Facsimile No.: (44) (20) 7545 2905

21.03	Notices shall be effective upon receipt. The address of either party may be changed by prior notice to the other party.

22.	GOVERNING LAW; JURISDICTION.

22.01	This Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of laws principles thereof).

22.02

The parties each irrevocably consent to the exclusive jurisdiction and venue of any Federal or state court in the Borough of Manhattan, City of New York, in connection with any legal action or proceeding arising out of or relating to this Agency Agreement and Client irrevocably consents to service of process in any such action or proceeding in any such courts by mailing of copies thereof, postage prepaid to it at: General Counsel, Frank Russell Company, 909 A Street, Tacoma, WA 98402, such service to be effective 10 days after such mailing. The parties each hereby waive, in relation to any such action or proceeding, any sovereign immunity or other immunity to suit or to the execution or attachment (whether before or after judgement) to which it or any of its property may be

Exhibit (h) 8.1

or become entitled, or any defenses to any action or proceeding based on venue or that the action has been brought in an inconvenient forum.

23.	SUCCESSORS AND ASSIGNS.

23.01

Save as provided by Clause 23.02 below, the rights and obligations of each party under this Agency Agreement and under each Transaction shall not be capable of assignment without the prior written consent of the other.

23.02

Any obligations of the Bank under this Agency Agreement may be performed by any Bank Affiliate and any and all rights and obligations of the Client expressed to be in favour of the Bank shall be held by the Bank for any Bank Affiliate which performs the relevant services, provided that the Bank shall remain liable to the Client under the terms hereof as if such obligations were performed by the Bank.

24.	SEVERABILITY.

If any provision of this Agency Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agency Agreement and the remaining provisions of this Agency Agreement shall remain in full force and effect. The Agency Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

25.	GENERAL.

25.01	Any provision of this Agency Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

25.02

The Bank’s books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the parties hereto.

25.03

This Agency Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to such subject matter, PROVIDED THAT, for the avoidance of doubt, this Agency Agreement shall not supersede or derogate from any agreement between the Bank and the Client which sets forth any terms of dealing between the parties as principal to principal.

25.04	This Agency Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

26.	TAXES

The Client shall indemnify, release and hold the Bank harmless for the full amount of any tax which the Bank is obliged to deduct or withhold or otherwise pay to any relevant

Exhibit (h) 8.1

taxing authority, whether or not the claim for such payment of taxes by that taxing authority was correctly or legally asserted. Upon Client’s reasonable request, the Bank may contest the Client’s liability to such tax on behalf of the Client (but at the expense of and at the request of the Client). If such taxing authority agrees (or a court of final jurisdiction determines) that the tax was not correctly or legally levied, and such tax is refunded to the Bank, then the Bank shall immediately return such amount (together with interest, if any, paid by the relevant taxing authority) to the Client.

Exhibit (h) 8.1

IN WITNESS WHEREOF the parties have caused this Agency Agreement to be executed on the day and date first above written.

SIGNED

FOR AND ON BEHALF OF

DEUTSCHE BANK AG, ACTING THROUGH ITS NEW YORK BRANCH

s/s Laurie Zeppieri	s/s William P. Kelly
Authorised Signatory	Authorised Signatory

SIGNED FOR AND ON BEHALF OF DEUTSCHE BANK AG, ACTING THROUGH ITS LONDON BRANCH

s/s Timothy Smollen	s/s Fredrik Carstens
Authorised Signatory	Authorised Signatory
Fredrik Carstens
Director
DB AG London

SIGNED FOR AND ON BEHALF OF FRANK RUSSELL INVESTMENT COMPANY

s/s Mark Swanson	s/s Rick J. Chase
Authorised Signatory	Authorised Signatory

Exhibit (h) 8.1

EXHIBIT A

The Client’s Account(s): All Securities contained in the following accounts are eligible for Transactions under the Agency Agreement.

Custodian: State Street Bank and Trust Company

Custody Account(s)	Account Number
Frank Russell Investment Company
Equity I Fund	CHOC
Equity II Fund	CH2C
Equity III Fund	CH3C
Equity Q Fund	CH9C
International Fund	CH6C
Fixed Income I Fund	CH4C
Fixed Income III Fund	CH7C
Emerging Markets Fund	CHEC
Real Estate Securities Fund	GU1C
Short Term Bond Fund	CH5C
Diversified Equity Fund	GU0C
Special Growth Fund	GU2C
Equity Income Fund	GU3C
Quantitative Equity Fund	GU9C
International Securities Fund	GU6C
Diversified Bond Fund	GU4C
Multistrategy Bond Fund	GU7C
Tax Exempt Bond Fund	GU8C
Tax-Managed Large Cap Fund	CHFC
Tax-Managed Small Cap Fund	GUKC
Select Value Fund
Select Growth Fund

Exhibit (h) 8.1

EXHIBIT B

INVESTMENT GUIDELINES FOR COLLATERAL RECEIVED FROM SECURITIES LENDING FOR FRANK RUSSELL INVESTMENT COMPANY

Segregation: Deutsche Bank AG (“DB”), as custodian for the Frank Russell Investment Company (“FRIC”) funds pursuant to Section 17(f) of the Investment Company Act of 1940, shall maintain collateral received with respect to the lending of securities belonging to a FRIC fund separate from collateral and assets of other funds and clients. The limits set forth herein shall be applied with respect to the investments of the collateral of each fund, on a fund by fund basis, and not in the aggregate.

Objective: The objective of the investment of the collateral is to seek a high level of current income consistent with liquidity, preservation of capital and compliance with the requirements of the prospectuses of the FRIC funds. Core[1] securities lending cash collateral balances will be invested in FRIC domestic money market mutual funds. DB will manage those remaining balances generally necessary to meet the daily liquidity requirements of FRIC’s lending program.

Maturity: All investments of collateral will have an overnight maturity, defined as the

_________________________

[1] “Core securities lending cash collateral balances” are defined as cash collateral balances not likely to be subject to daily volatility in cash flows. In determining what portion of total balances are “core,” consideration shall be given to the total size of the FRIC program, historical changes in investment balances and other relevant data.

next business day from the date of purchase. Such limitations will apply to the term of a repurchase agreement, but not to the instruments that are the subject of such repurchase agreements.

Eligible Investments:

•  Direct obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

•  High quality, short term debt instruments eligible for purchase by the FRIC Money

Market Fund.

•  Repurchase transactions with counterparts listed on Schedule A attached hereto, as such Schedule A may be amended from time to time, and approved by FRIC, satisfying all of the following criteria: a) at the time of entering into the transaction, the counterpart thereto, its parent (defined herein as any entity owning 50% or more of the outstanding voting securities, or all of the outstanding equity, of such counterpart) or guarantor, if any, shall have a short-term unsecured credit rating (or, if not rated, deemed by Deutsche Bank AG (“DB”) to be of comparable credit quality) of at least A-2 by Standard & Poor’s Ratings Services, a division of McGraw Hill Companies, Inc. or P-2 by Moody’s Investors Service, Inc; b) collateralized by securities of the types listed on Schedule B attached hereto, as such Schedule B may be amended from time to time and approved by FRIC; c) with such instruments custodied at the Bank or other custodial banks or depositories; and d) marked to market daily in accordance with the applicable margin percentage listed on Schedule B attached

Exhibit (h) 8.1

hereto, as such Schedule B may be amended from time.

•  Shares of FRIC domestic money market mutual funds to the extent permitted and under the conditions set forth in that certain Exemptive Order dated October 8, 1997, Release IC- 22845, included as Schedule C hereto. FRIC agrees to notify DB of any changes to such Exemptive Order.

•  Shares of the BT Institutional Daily Assets Fund to the extent permitted and under the conditions set forth in that certain Exemptive Order dated April 12, 2000, Release IC- 24391, included as Schedule D hereto.

Country Exposure:

The Portfolio will invest solely in obligations denominated in U.S. dollars.

Issuer/Counterpart Limits:

No limit on repurchase transactions involving securities or other instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Aggregate exposure to repurchase agreements involving regular federal mortgage backed strips and mortgage backed RMIC/CMO securities collateral shall not exceed the greater of $25 million or 25% of the net asset value of the each fund.

Aggregate exposure to any single counterpart in connection with repurchase agreements shall not exceed 25% of the net asset value of each fund.

Accounting Methodology:

Assets in the Portfolio will be valued on an amortized cost basis.

Termination:

In accordance with the Securities Lending Agency Agreement (the “Agreement”) between DB and FRIC, FRIC may notify DB to terminate a loan with respect to one or more funds at any time. Pursuant to the Agreement, if, upon the termination of any loan, the value of the cash collateral is less than the amount to be returned to the counterpart, the fund that had received the collateral is obligated to provide DB with the amount of such deficiency. Factors which may cause the cash collateral to be deficient include, but are not limited to, a deterioration in the value of assets purchased due to market conditions and the non-negotiability of assets held in the cash collateral account. In the event that the termination of a loan may cause a cash collateral deficiency, DB agrees to assist the fund in developing a loan termination schedule that is designed to help avoid or minimize any potential loss.

Guidelines Procedures:

The guidelines listed above are intended to be a set of operating guidelines. DB will use all reasonable efforts to ensure that any investment made for each FRIC fund complies with these guidelines at the time of purchase. If any investment fails to comply with any of the above guidelines due to market conditions subsequent to the date of any purchase, DB shall take such action as it, in its sole discretion, deems advisable. If a FRIC fund directs any transaction with respect to investment of collateral, DB shall have no responsibility for such transaction, for the failure of the investment to satisfy the above guidelines or for performing any credit analysis on the counterpart, issuer or guarantor.

Exhibit (h) 8.1

Effective as of December 6, 2000	Name: Timothy Smollen

Approved by:	Title: Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH

By: s/s Laurie Zeppieri	By: s/s Fredrik Carstens

Name: Laurie Zeppieri	Name: Fredrik Carstens

Title: Director	Title: Director

Approved by:
By: s/s William P. Kelly	FRANK RUSSELL INVESTMENT COMPANY

Name: William P. Kelly	By: s/s Mark Swanson

Title: Managing Director	Name: Mark Swanson

DEUTSCHE BANK AG, LONDON BRANCH	Title: Treasurer

By: s/s Timothy Smollen

Exhibit (h) 8.1

Schedule A

LIST OF APPROVED COUNTERPARTS FOR REVERSE REPURCHASE

TRANSACTIONS

DeAM Credit Approved List, as of November 2000

ABN AMRO INC.

BANK OF AMERICA, N.A.

BANK OF AMERICA SECURITIES, LLC

BANK OF NOVA SCOTIA

BARCLAYS BANK PLC

BARCLAYS CAPITAL INC.

BEAR STEARNS & CO. INC.

CHASE SECURITIES, INC.

CIBC WORLD MARKETS CORP.

CREDIT SUISSE FIRST BOSTON CORP.

DB ALEX.BROWN LLC

DEUTSCHE BANK AG

DEUTSCHE BANK SECURITIES INC.

DONALDSON LUFKIN & JENRETTE INC

DRESDNER KLEINWORT BENSON NORTH AMERICA LLC

GOLDMAN, SACHS & CO.

GOLDMAN SACHS INTERNATIONAL

GREENWICH CAPITAL MARKETS, INC.

HSBC SECURITIES, INC.

J.P. MORGAN INTERNATIONAL, LTD.

J.P. MORGAN SECURITIES, INC.

LEHMAN BROTHERS INC.

LEHMAN BROTHERS INTERNATIONAL (EUROPE) INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.

MERRILL LYNCH GOVERNMENT SECURITIES, INC.

MORGAN STANLEY, DEAN WITTER & CO.

NESBITT BURNS SECURITIES, INC.

PAINE WEBBER, INC.

PARIBAS CORPORATION

PRUDENTIAL SECURITIES INC.

SG COWEN SECURITIES CORP.

SALOMON SMITH BARNEY, INC

STATE STREET BANK & TRUST CO.

TD SECURITIES (USA) INC.

WARBURG DILLON READ INC.

WESTDEUTSCHE LANDESBANK GIROZENTRALE

Exhibit (h) 8.1

Schedule B

ACCEPTABLE COLLATERAL FOR REVERSE REPURCHASE TRANSACTIONS

The following types of securities shall be eligible as collateral for reverse repurchase transactions and shall have the margin percentage with respect thereto set forth below:

TREASURY SECURITIES			MARGIN PERCENTAGE
BILL	U.S. TREASURY BILL	USTR	102%
BOND	U.S. TREASURY BOND	USTR	102%
NOTE	U.S. TREASURY NOTE	USTR	102%
TRIN	U.S. TREASURY INFLATION PROTECTION NOTE	USTR	102%

STRIPS
CUBE	U.S. TREASURY CUBE	USTR	102%
RCPT	DEFINITIVE TREASURY RECEIPTS	USTR	102%
TCAL	U.S. TREASURY CALLABLE NOTE CORPUS	USTR	102%
TINT	U.S. TREASURY STRIP INTEREST PAYMENT	USTR	102%
TPRN	U.S. TREASURY NONCALLABLE STRIP	USTR	102%
TPIN	U.S. TREASURY INFLATION PROTECTION NOTE CORPUS	USTR	102%
TIIN	U.S. TREASURY INFLATION PROTECTION INTEREST COMPONENT	USTR	102%

AGENCY DEBENTURES
FAMC: FEDERAL AGRICULTURE MORTGAGE CORPORATION
FFDN	FEDERAL AGRICULTURAL MTG CORP DISC. NOTE	FAMC	102%
FFNT	FEDERAL AGRICULTURAL MORTGAGE CORP MTN	FAMC	102%

FFCB: FEDERAL FARM CREDIT SYSTEM BANKS
FCAC	FARM CREDIT SYSTEM NOTE	FCSB	102%
FCAS	FARM CREDIT AMORITIZING SECURITY	FCSB	102%
FCBD	FARM CREDIT ADMIN MEDIUM TERM BOND PROG	FCSB	102%
FCDN	FARM CREDIT ADMIN DISCOUNT NOTE	FCSB	102%
FCFR	FEDERAL FARM CREDIT FLOATING RATE	FCSB	102%
FCIN	FARM CREDIT STRIP INTEREST	FCSB	102%

FLBB: FEDERAL LAND BANK
FLBB	FEDERAL LAND BANK BOND	FCSB	102%

Exhibit (h) 8.1

FMHA: FARMERS HOME ADMINISTRATION
FHOC	FARMERS HOME ADMIN CERTIF.BEN. OWNERSHIP	FMHA	102%
FHLB: FEDERAL HOME LOAN BANK
FHAS	FEDERAL HOME LOAN AMORTIZED SECURITY	FHLB	102%
FHBD	FEDERAL HOME LOAN BANK MEDIUM TERM NOTE	FHLB	102%
FHDN	FEDERAL HOME LOAN BANK CONSOL DISCOUNT NOTE	FHLB	102%
FHFR	FEDERAL HOME LOAN BANK FLOATING RATE	FHLB	102%
FHIN	FEDERAL HOME LOAN BANK INTEREST COMP.	FHLB	102%
FHLB	FEDERAL HOME LOAN BANK CONSOLIDATED BOND	FHLB	102%
FHOR	FED HOME LOAN OPTIONAL PRINC REDEMP SEC	FHLB	102%
FHSF	FEDERAL HOME LOAN OPTIONAL PRINC REDEMP SEC	FHLB	102%
FHVP	FEDERAL HOME LOAN BANK VAR PRINC REDEMP BOND	FHLB	102%
FHZC	FEDERAL HOME LOAN BANK MEDIUM TERM ZERO COUPON	FHLB	102%

FICO: FINANCING CORPORATION
FICO	FINANCING CORPORATION BOND	FICO	102%
FIIN	FINANCING CORPORATION STRIP INTEREST PAYMENT	FICO	102%
FIPR	FINANCING CORPORATION STRIP NON-CALL PRINCIPAL	FICO	102%

FHLMC: FEDERAL HOME LOAN MORTGAGE CORPORATION
FMPA	FMAC PASS THRU NOTES ADJUSTABLE RATES	FMAC	102%
FMPR	FMAC DISC NOTE	FMAC	102%
FMPT	FEDERAL HOME LOAN MORT PASS THRU NOTE	FMAC	102%
FMSD	FMAC SCHEDULED CERTIFICATE OF DEBENTURE	FMAC	102%
FMSF	FEDERAL HOME LOAN MORT. SINKING FUND	FMAC	102%
FMZC	FEDERAL HOME LOAN MORT. CORP. ZERO COUPON	FMAC	102%
MCCD	FEDERAL HOME LOAN MORT CAPITAL DEBENTURE	FMAC	102%
MCDB	FEDERAL HOME LOAN MORT DEBENTURE BOND	FMAC	102%
ZCCD	ZERO COUPON CAPITAL DEBENTURE	FMAC	102%

Exhibit (h) 8.1

FNMA: FEDERAL NATIONAL MORTGAGE ASSOCIATION
FNCD	FEDERAL NATIONAL MORT CAPITAL DEBENTUER	FNMA	102%
FNDN	FEDERAL NATIONAL MORT DISCOUNT NOTE	FNMA	102%
FNED	FED. NAT. MORT. ASSOC. EXCHANGE DEBENTURE	FNMA	102%
FNFR	FEDERAL NATIONAL MORT MEDIUM FLOATING RT	FNMA	102%
FNNT	FEDERAL NATIONAL MORT MEDIUM TERM RATE	FNMA	102%
FNRF	FEDERAL NATIONAL MORT RESID FINANCE BOND	FNMA	102%
FBSF	FEDERAL NAT. MORT. INDEXED SINKING FUND	FNMA	102%
FNSM	FEDERAL NATIONAL MORTGAGE DEBENTURES	FNMA	102%
FNZC	FEDERAL NAT. MORT. MEDIUM TERM ZERO COUPON	FNMA	102%

REFCO: RESOLUTION FUNDING CORPORATION
RFBD	RESOLUTION FUNDING CORPORATION BOND	REFC	102%
RFCP	RESOLUTION FUNDING CORP CALLABLE PRINCIP	REFC	102%
RFIN	RESOLUTION FUNDING CORP STRIP INTEREST	REFC	102%
RFPR	RESOLUTION FUND CORP NON-CALL PRINCIPAL	REFC	102%

TVA: TENNESSEE VALLEY AUTHORITY
TVBD	TENNESSEE VALLEY AUTHORITY BOND	TVBD	102%
TVDN	TENNESSEE VALLEY DISCOUNT NOTE	TVBD	102%
TVFR	TENNESSEE VALLEY FLOATING RATE NOTE	TVBD	102%
TVIN	TENNESSEE VALLEY INTEREST COMPONENT	TVBD	102%
TVPR	TENNESSEE VALLEY PRINCIPAL COMPONENT	TVPR	102%

GNMA SECURITIES
GNMA I, II SINGLE FAMILY
G1SF	GNMA I SINGLE FAMILY LOAN POOL 15-30 YR	GNMA	102%
G2SF	GNMA II SINGLE FAMILY LOAN POOL 15-30 YR	GNMA	102%
G1SP	GNMA I SINGLE FAMILY PLATINUM POOL 30 YR	GNMA	102%
G2SP	GNMA II SINGLE FAMILY PLATINUM	GNMA	102%
G1JP	GNMA I SINGLE FAMILY PLATINUM POOL 1 YR	GNMA	102%
G1JP	GNMA I SINGLE FAMILY PLATINUM POOL 15 YR	GNMA	102%

Exhibit (h) 8.1

GNMA I, II OTHER TYPES - ADJUSTABLE RATE
G2AQ	GNMA II ADJUSTABLE RATE POOL	GNMA	102%
G2AR	GNMA II ADJUSTABLE PAYMENT MORTG. POOL	GNMA	102%

REGULAR AGENCY MORTGAGE PASS THROUGHS
FIXED RATE
FGPC	GOLD PC (PARTICIPATING CERTIFICATES)	FMAC	103%
FMGC	FED. HOME MORT. CORP. GUAR. MORTGAGE CERTIF	FMAC	103%
FRPC	GINNIE MAE PC BACKED FREDDIE MAC	FMAC	103%
FNMS	FEDERAL NATIONAL MORT BACKED SECURITY	FNMA	103%
FXAR	FEDERAL NATIONAL MORT BACKED SECURITY	FNMA	103%

ADJUSTABLE RATE - FRIC WOULD REQUIRE 103% COLLATERAL
FGAR	GOLD ADJUSTABLE RATE PC	FMAC	102%
FMAR	FEDERAL HOME LOAN MORT ADJUSTABLE RATE	FMAC	102%
FNAR	FEDERAL NAT MORT ADJUSTABLE RATE MBS	FNMA	102%
FXAR	FEDERAL NAT MORT ADJUSTABLE RATE MBS	FNMA	102%

Exhibit (h) 8.1

SCHEDULE C

UNITED STATES OF AMERICA

BEFORE THE

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940

Release No. 22845     /         October 8, 1997

In the Matter of	:
:
FRANK RUSSELL INVESTMENT COMPANY, ET AL.	:
909 A Street	:
Tacoma, WA 98402	:
:
(812-10434)	: :

ORDER UNDER SECTIONS 6(c), 12(d)(1)(J), AND 17(b) OF THE ACT GRANTING EXEMPTIONS FROM SECTIONS 12(d)(1)(A), 12(d)(1)(B), AND 17(a) OF THE ACT, AND UNDER SECTION 17(d) OF THE ACT AND RULE 17d-1 UNDER THE ACT PERMITTING CERTAIN JOINT TRANSACTIONS

Frank Russell Investment Company, Russell Insurance Funds, Frank Russell Investment Management Company, and Russell Fund Distributors, Inc. filed an application on November 14, 1996, which was amended on August 14, 1997, requesting an order under sections 6(c), 12(d)(1)(J), and 17(b) of the Act granting exemptions from sections 12(d)(1)(A), 12(d)(1)(B), and 17(a) of the Act, and under section 17(d) of the Act and rule 17d-1 under the Act permitting certain joint transactions. The order permits non-money market funds of Frank Russell Investment Company and Russell Insurance Funds to purchase shares of one or more affiliated investment companies that are money market funds for cash management purposes. The order supersedes a prior order.

On September 12, 1997, a notice of the filing of the application was issued (Investment Company Act Release No. 22819). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemption is consistent with the public interest and the protection of investors.

It is further found that granting the requested exemption is appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

Exhibit (h) 8.1

It is also found that the terms of the proposed transactions, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, and that the proposed transactions are consistent with the policy of each registered investment company concerned and with the general purposes of the Act.

It is further found that the participation of the applicants in the proposed arrangements is not on a basis different from or less advantageous than that of the other participants.

Accordingly,

IT IS ORDERED, that the requested exemptions under section 12(d)(1)(J) from sections 12(d)(1)(A) and 12(d)(1)(B) and under sections 6(c) and 17(b) from section 17(a) are hereby granted, effective forthwith, subject to the conditions contained in the application, as amended.

IT IS FURTHER ORDERED, under rule 17d-l, that the application to permit certain joint transactions in accordance with section 17(d) and rule 17d-1 is hereby granted, effective forthwith, subject to the conditions contained in the application, as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

Jonathan G. Katz
Secretary

s/s Margaret H. McFarland

By:	Margaret H. McFarland
Deputy Secretary

Exhibit (h) 8.1

SECURITIES AND EXCHANGE COMMISSION

[Investment Company Act Release No. 22819; 812-10434]

Frank Russell Investment Company, et al.;

Notice of Application

September 12, 1997

Agency: Securities and Exchange Commission (“SEC” or “Commission”).

Action: Notice of application under sections 6(c), 12(d)(1)(J), and 17(b) of the Investment Company Act of 1940 (the “Act”) for exemptions from sections 12(d)(1)(A) and (B), and 17(a) of the Act, and under section 17(d) of the Act and rule 17d-1 to permit certain joint transactions.

Summary of Application: The requested order would permit non-money market funds of Frank Russell Investment Company and Russell Insurance Funds (“Investing Funds”) to purchase shares of one or more affiliated investment companies that are money market funds (the “Money Market Funds”) for cash management purposes. The requested order would supersede a prior order.

Applicants: Frank Russell Investment Company (“FRIC”), Russell Insurance Funds (“RIF”), Frank Russell Investment Management Company (“FRIMCo”), and Russell Fund Distributors, Inc. (the “Distributor”).

Filing Dates: The application was filed on November 14, 1996, and amended on August 14, 1997.

Hearing or Notification of Hearing: An order granting the application will be issued unless the SEC orders a hearing. Interested persons may request a hearing by writing to the SEC’s Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the SEC by 5:30 p.m. on October 7, 1997, and should be

Exhibit (h) 8.1

accompanied by proof of service on applicants, in the form of an affidavit, or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons may request notification of a hearing by writing to the SEC’s Secretary.

Addresses: Secretary, SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Applicants, 909 A Street, Tacoma, WA 98402.

For Further Information Contact: Elaine M. Boggs, Senior Counsel, at (202) 942-0572, or Christine Y. Greenlees, Branch Chief, at (202) 942-0564 (Division of Investment Management, Office of Investment Company Regulation).

Supplementary Information: The following is a summary of the application. The complete application may be obtained for a fee from the SEC’s Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone (202) 942-8090).

Applicants’ Representations:

1.        FRIC and RIF are registered open-end management investment companies organized as Massachusetts business trusts. RIF consists of four separate series and FRIC of twenty-three, three of which are Money Market Funds. FRIMCo is currently the investment adviser to FRIC and RIF and provides administrative services for each series. The Distributor serves as distributor for each series.

2.        Each Investing Fund has, or may be expected to have, uninvested cash (“Uninvested Cash”) held by its custodian bank. Uninvested Cash may result from a variety of sources, including dividends or interest received from portfolio securities, unsettled securities transactions, reserves held for investment strategy purposes, maturity of investments, liquidation of investment securities to meet anticipated redemptions and dividend payments, and new

Exhibit (h) 8.1

monies received from investors. Applicants are requesting relief to permit each Investing Fund to use its Uninvested Cash to purchase and redeem shares of the Money Market Funds, and each Money Market Fund to sell its shares to, and redeem its shares from, each of the Investing Funds. Each Investing Fund will be a non-money market fund. The Uninvested Cash held for the benefit of an individual Investing Fund at any particular time may not be large enough generally to make the direct investment of the cash balances in money market instruments economical. However, by investing these cash balances in the Money Market Funds, as proposed, the Investing Funds will reduce their transaction costs, create more liquidity, enjoy greater returns on the Uninvested Cash and further diversify their holdings.

3.        The Commission has previously granted an order to permit series of FRIC to purchase shares of a portfolio of FRIC that invests solely in short-term money market instruments without being subject to the limits imposed by sections 12(d)(1)(A) and (B) of the Act (the “Prior Order”).1 The requested order would supersede the Prior Order.

4.        Applicants request that relief be extended to each current and subsequently created series of FRIC and RIF and any other registered investment company or series thereof that is now or in the future advised by any entity controlling, controlled by, or under common control with FRIMCo that serves as investment adviser to the Investing and Money Market Funds (the “Investment Advisers”) (these funds are included in the terms “Investing Fund” and “Money Market Fund,” as appropriate).2

1         Frank Russell Investment Co., Investment Company Act Release Nos. 12514 (June 30, 1982) (notice) and 12562 (July 26, 1982) (order).

2         All the Funds that currently intend to rely on the requested order have been named as applicants.

Exhibit (h) 8.1

Applicants’ Legal Analysis:

A.        Section 12(d)(1)

1.        Section 12(d)(1)(A) of the Act prohibits any registered investment company (the “acquiring company”) or any company or companies controlled by the acquiring company from purchasing any security issued by any other investment company (the “acquired company”) if the purchase will result in the acquiring company or companies it controls owning in the aggregate more than 3% of the outstanding voting stock of the acquired company, more than 5% of the acquiring company’s total assets, or if the securities, together with the securities of other acquired investment companies, represent more than 10% of the acquiring company’s total assets. Section 12(d)(1)(B) provides that no acquired company may sell its securities to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company’s voting stock, or if the sale will cause more than 10% of the acquired company’s voting stock to be owned by investment companies. The perceived abuses section 12(d)(1) sought to address include undue influence by an acquiring fund over the management of an acquired fund, layering of fees, and complex fund structures.

2.        Applicants’ request would permit the Investing Funds to use Uninvested Cash to acquire shares of Money Market Funds in excess of the percentage limitations set out in section 12(d)(1)(A). Applicants propose that each Investing Fund be permitted to invest in shares of a Money Market Fund so long as each Investing Fund’s aggregate investment in such Money Market Fund does not exceed 25% of the Investing Fund’s total net assets. Applicants’ request also would permit Money Market Funds to sell their securities to Investing Funds in excess of the percentage limitations set out in section 12(d)(1)(B). Applicants state that relief permitting an Investing Fund to invest up to 25% of its total net assets in shares of the Money Market Funds is

Exhibit (h) 8.1

appropriate because at any given time, 25% or more of an Investing Fund’s total net assets may be comprised of Uninvested Cash.

3.        Section 12(d)(1)(J) provides that the SEC may exempt persons or transactions from any provision of section 12(d)(1) if and to the extent such exemption is consistent with the public interest and the protection of investors.

4.        Applicants believe that none of the concerns underlying section 12(d)(1) are presented by the proposed transactions and that the proposed transactions meet the section 12(d)(1)(J) standards for relief. Applicants state that since FRIMCo will waive its advisory fee for each Investing Fund in an amount that offsets the amount of the advisory fees of a Money Market Fund incurred by the Investing Funds, shareholders of the Investing Funds will not be subject to the imposition of duplicative management fees. Applicants further state that the Investment Advisers will not be susceptible to undue influence in their management of the Money Market Funds because of threatened redemptions from the Money Market Funds or loss of fees because the Investment Advisers and their affiliates will not derive any additional investment advisory fees or other compensation with respect to these transactions. In addition, applicants state that the net asset value of each Money Market Fund is maintained at a constant $1.00 per share. Therefore, applicants submit that the value of an Investing Fund’s investments in the Money Market Funds will be easily determinable.

B.        Section 17(a)

1.        Section 17(a) of the Act generally prohibits sales or purchases of securities between a registered investment company and any affiliated person of that company. Section 2(a)(3) of the Act defines an affiliated person of an investment company to include any investment adviser of the investment company and any person directly or indirectly controlling,

Exhibit (h) 8.1

or under common control with, the investment adviser. Under section 2(a)(3), each FRIC Fund and each RIF Fund may be deemed to be under common control with the other FRIC Funds and RIF Funds, respectively, and, therefore, each FRIC Fund would be an affiliated person of each other FRIC Fund, and each RIF Fund would be an affiliated person of each other RIF Fund. Accordingly, the sale by the Money Market Funds of their shares to the Investing Funds and the redemption of such shares by the Investing Funds could be deemed to be a principal transaction between affiliated persons that is prohibited under section I7(a).

2.        Section 6(c) permits the Commission to exempt any person or transaction from any provision of the Act, if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policies of the Act.

3.        Section 17(b) permits the Commission to grant an order permitting a transaction otherwise prohibited by section 17(a) if it finds that the terms of the proposed transaction are fair and reasonable and do not involve overreaching on the part of any person concerned. Section 17(b) could be interpreted to exempt only a single transaction. However, the Commission, under section 6(c) of the Act, may exempt a series of transactions that otherwise would be prohibited by section 17(a).

4.        Applicants state that the terms of the proposed transactions are fair because the consideration paid and received for the sale and redemption of shares of the Money Market Funds will be based on the net asset value per share of the Money Market Funds. In addition, the purchase of shares of the Money Market Funds by the Investing Funds will be effected in accordance with each Investing Fund’s investment restrictions and policies as set forth in its

Exhibit (h) 8.1

registration statement. For these reasons, applicants believe that the terms of the transactions meet the standards of sections 6(c) and 17(b).

C.        Section 17(d) and Rule 17d-l

1.        Section 17(d) and rule 17d-1 prohibit affiliated persons from participating in joint arrangements with a registered investment company unless authorized by the Commission. In passing on applications for such orders, rule 17d-1 provides that the Commission will consider whether the participation of the investment company on the basis proposed is consistent with the provisions, policies, and purposes of the Act, and the extent to which the participation is on a basis different from or less advantageous than that of the other participants. Applicants state that the Investing Funds, the Investment Advisers, and the Money Market Funds participating in the proposed transactions could be deemed to be participants in a joint enterprise or other joint arrangement.

2.        Applicants state that the investment by the Investing Funds in shares of the Money Market Funds would be on the same basis as an investment by any other person. Applicants also state that the proposed transactions would be beneficial to each of the participants and that there is no basis on which to believe that any participant would benefit to a greater extent than any other. In addition, applicants state that the Investment Advisers will not receive any increased investment advisory fee under the proposed transactions, although the Investment Advisers may enjoy certain reduced clerical costs. Further, applicants state that the proposed transactions should provide increased returns and reduced costs for the Investing Funds and their shareholders. Applicants believe that the relative advantages or disadvantages to the Money Market Funds from the proposed transactions will vary over time and are not expected to

Exhibit (h) 8.1

be material. Accordingly, applicants believe that the proposed transactions meet the standards for relief under section 17(d) and rule 17d-1.

Applicants’ Conditions:

Applicants agree that any order of the SEC granting the requested relief will be subject to the following conditions:

1.        Shares of the Money Market Funds sold to and redeemed from the Investing Funds will not be subject to a sales load, redemption fee, distribution fee under a plan adopted in accordance with rule 12b-1 under the Act, or service fee (as defined in rule 2830(b)(9) of the National Association of Securities Dealers’ Conduct Rules).

2.        FRIMCo will waive its advisory fees for each Investing Fund in an amount that offsets the amount of the advisory fees of a Money Market Fund incurred by the Investing Fund.

3.        Each Investing Fund will invest Uninvested Cash in, and hold shares of, the Money Market Funds only to the extent that the Investing Fund’s aggregate investment in such Money Market Funds does not exceed 25% of the Investing Fund’s total net assets. For purposes of this limitation, each Investing Fund or series thereof will be treated as a separate investment company.

4.        Investment in shares of the Money Market Funds will be in accordance with each Investing Fund’s respective investment restrictions, if any, and will be consistent with each Investing Fund’s policies as set forth in its prospectuses and statements of additional information.

5.        Each Investing Fund, each Money Market Fund, and any future fund that may rely on the order shall be advised by the Investment Advisers, or a person controlling, controlled by, or under common control with the Investment Advisers.

Exhibit (h) 8.1

6. No Money Market Fund shall acquire securities of any other investment company in excess of the limits contained in section 12(d)(1)(A) of the Act.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Jonathan G. Katz
Secretary

s/s Margaret H. McFarland

By:	Margaret H. McFarland
Deputy Secretary

Exhibit (h) 8.1

SCHEDULE D

UNITED STATES OF AMERICA

BEFORE THE

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940

Release No. 23401     /         August 26, 1998

In the Matter of	:
:
BANKERS TRUST COMPANY, ET AL.	:
c/o Gerald T. Lins, Esq.	:
Bankers Trust Company	:
One Bankers Trust Plaza	:
31st Floor	:
New York, New York 10006	:
:
AND	:
:
FIDELITY FUNDS	:
c/o Fidelity Investments	:
82 Devonshire Street	:
Boston, Massachusetts 02109	:
:
(812-10800)	:
:

ORDER UNDER SECTIONS 6 (c) AND 17 (b) , OF THE INVESTMENT COMPANY ACT OF 1940 GRANTING AN EXEMPTION FROM SECTIONS 17(a) AND 17(e), UNDER SECTION 12(d)(1)(J) OF THE ACT GRANTING AN EXEMPTION FROM SECTION 12(d)(1), AND UNDER SECTION 17(d) OF THE ACT AND RULE 17d-1 UNDER THE ACT PERMITTING CERTAIN TRANSACTIONS IN ACCORDANCE WITH SECTION 17(d) AND RULE 17d-1

Bankers Trust Company (“Bankers Trust”); Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Short/Intermediate U.S. Government Securities Portfolio, Asset Management Portfolio, Capital Appreciation Portfolio, Intermediate Tax Free Portfolio, BT Investment Portfolios and future series of the foregoing; BT Institutional Funds (the “Trust”), BT Investment Funds, BT Insurance Funds Trust, BT Pyramid Mutual Funds, BT Advisor Funds and future series of the foregoing; Fidelity Commonwealth Trust in respect of its Spartan Market Index Fund, Fidelity Concord Street Trust in respect of its Spartan Extended Market Index Fund, Spartan International Index Fund, Spartan Total Market Index Fund, and Spartan US Equity Index Fund, and Fidelity Variable Insurance Products Fund II in respect of its Index 500 Portfolio, and any other registered open-end or closed-end management investment company

Exhibit (h) 8.1

advised or sub-advised, or that invests substantially all of its assets in a registered investment company advised or sub-advised, by Bankers Trust or an entity controlling, controlled by or under common control with Bankers Trust (each a “BT Entity”) ; and Institutional Daily Assets Fund, and any series of the Trust or other registered management investment companies advised by a BT Entity and established in the future in connection with the investment of cash collateral from securities lending transactions (“Cash Collateral”) filed an application on September 25, 1997, and amended on August 20, 1998. Applicants requested an order under sections 6(c) and 17(b) of the Investment Company Act of 1940 (the “Act”) for an exemption from sections 17(a) and 17(e) of the Act, under section 12(d)(1)(J) of the Act for an exemption from section 12(d)(1) of the Act, and under section 17(d) of the Act and rule 17d-1 under the Act permitting certain joint transactions. The order permits certain registered management investment companies to use Cash Collateral to purchase shares of the Trust, and to pay fees based on a share of the revenue generated from securities lending transactions to Bankers Trust. The order also permits Bankers Trust and certain of its affiliates to engage in principal securities transactions with, and receive brokerage commissions from, certain other registered investment companies that are affiliated with Bankers Trust solely as a result of investing Cash Collateral in the Trust.

On July 31, 1998, a notice of the filing of the application was issued (Investment Company Act Release No. 23370). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis of the information set forth in the application, and the amendment, that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. It is also found that granting the requested exemption is consistent with the public interest and the protection of investors. It is also found that the terms of the proposed transactions are reasonable and fair and do not involve overreaching, and the proposed transactions are consistent with the policies of each registered investment company concerned and with the general purposes of the Act. Further, it is found that the participation by each registered investment company in the proposed transactions is consistent with the provisions, policies, and purposes of the Act, and not on a basis different from or less advantageous than that of other participants.

Accordingly,

IT IS ORDERED, under sections 6(c) and 17(b) of the Act, that the requested exemptions from sections 17(a) and 17(e) of the Act, under section 12(d)(1)(J) of the Act for an exemption from section 12(d)(1) of the Act, and under section 17(d) of the Act and rule 17d-1 under the Act to permit certain joint transactions in accordance with section 17(d) of the Act and rule 17d-1 are granted, effective immediately, subject to the conditions contained in the application, as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

(Signature)

Jonathan G. Katz

Secretary

Exhibit (h) 8.1

1st ITEM of Level 1 printed in FULL format.

Bankers Trust Company, et al.

SECURITIES AND EXCHANGE COMMISSION

Release Nos. IC-23370, 812-10800

1998 SEC LEXIS 1724

July 31, 1998

ACTION:

[*1]     Notice of application for an order under sections 6(c) and 17(b) of the Investment Company Act of 1940 (the “Act”) for an exemption from sections 17(a) and 17(e) of the Act, under section 12(d)(1)(J) of the Act for an exemption from section 12(d)(1) of the Act, and under section 17(d) of the Act and rule 17d-1 under the Act to permit certain joint transactions.

TEXT: Summary of Application: Applicants request an order to permit certain registered management investment companies to use cash collateral from securities lending transactions (“Cash Collateral”) to purchase shares of an affiliated registered management investment company (the “Trust”), and to pay fees based on a share of the revenue generated from securities lending transactions to Bankers Trust Company (“Bankers Trust”). The order also would permit Bankers Trust and certain of its affiliates to engage in principal securities transactions with, and receive brokerage commissions from, certain other registered investment companies that are affiliated with Bankers Trust solely as a result of investing Cash Collateral in the Trust.

Applicants: Bankers Trust; Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money [*2] Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Short/Intermediate U.S. Government Securities Portfolio, Asset Management Portfolio, Capital Appreciation Portfolio, Intermediate Tax Free Portfolio, BT Investment Portfolios and future series of the foregoing; the Trust, BT Investment Funds, BT Insurance Funds Trust, BT Pyramid Mutual Funds, BT Advisor Funds and future series of the foregoing; Fidelity Commonwealth Trust in respect of its Spartan Market Index Fund, Fidelity Concord Street Trust in respect of its Spartan Extended Market Index Fund, Spartan International Index Fund, Spartan Total Market Index Fund, and Spartan US Equity Index Fund, and Fidelity variable Insurance Products Fund II in respect of its Index 500 Portfolio, and any other registered open-end or closed-end management investment company advised or sub-advised, or that invests substantially all of its assets in a registered investment company advised or sub-advised, by Bankers Trust or an entity controlling, controlled by or under common control with Bankers Trust (each a “BT Entity”) (collectively, “Affiliated Lending Funds”); and Institutional Daily Assets Fund [*3] (the “Money Fund”), and any series of the Trust or other registered management investment companies advised by a BT Entity and established in the future in connection with the investment of Cash Collateral from securities lending transactions (together with the Money Fund, the “Investment Funds”).

Exhibit (h) 8.1

Filing Dates: The application was filed on September 25, 1997. Applicants have agreed to file an amendment during the notice period, the substance of which is described in this notice.

Hearing or Notification of Hearing: An order granting the application will be issued unless the SEC orders a hearing. Interested persons may request a hearing by writing to the SEC’s Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the SEC by 5:30 p.m. on August 25, 1998, and should be accompanied by proof of service on the applicants, in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the SEC’s Secretary. [*4]

Addresses: Secretary, SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Bankers Trust Entities, c/o Mr. Gerald T. Lins, Esq., Bankers Trust Company, One Bankers Trust Plaza, 31st Floor, New York, NY 10006. Fidelity Funds, c/o Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109.

For Further Information Contact John K. Forst, Attorney Advisor, at (202) 942-0569, or Mary Kay Frech, Branch Chief, at (202) 942-0564 (Division of Investment Management, Office of Investment Company Regulation).

Supplementary Information: The following is a summary of the application. The complete application may-be obtained for a fee from the SEC’s Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549 (tel. 202-942-8090).

Applicants’ Representations:

1.     Bankers Trust, a New York banking corporation, is a wholly-owned subsidiary of Bankers Trust Corporation. Bankers Trust serves as the investment adviser to the Affiliated Lending Funds, which are either open-end or closed-end management investment companies registered under the Act. nl Bankers Trust also is one of the world’s leading providers of institutional custody services. In conjunction with its [*5] global custodial services, Bankers Trust operates one of the largest and most extensive securities lending programs (the “Securities Lending Program”).

------------------------------------------------------------FOOTNOTES---------------------------------------------------------

nl All existing Affiliated Lending Funds that currently intend to rely on the requested relief have been named as applicants. Any future Affiliated Lending Fund may rely on the order only in accordance with the terms and conditions in the application.

---------------------------------------------------------END FOOTNOTES-----------------------------------------------------

2.     The Trust is an unincorporated business association organized under the laws of Massachusetts and is registered as an open-end management investment company under the Act. The Trust has several series, including the Money Fund. Shares of the Money Fund are offered primarily to Affiliated Lending Funds and other institutional investors participating in the

Exhibit (h) 8.1

Securities Lending Program, including other registered management investment companies (“Other Lending Funds”). The Money Fund values its securities using the amortized cost method and complies with rule 2a-7 under the Act. Shares of the Trust (“Shares”) are not subject [*6] to any sales load, redemption fee, or asset-based distribution fee. Bankers Trust serves as the investment adviser, custodian, transfer agent and administrator of the Money Fund and receives fees for these services. Other Investment Funds will be structured and operated in the same manner, but might not be money market funds.

3.     Affiliated Lending Funds and Other Lending Funds (collectively, “Lending Funds”) may loan their portfolio securities to various institutional borrowers. Pursuant to a securities lending agreement (the “Securities Lending Agreement”), Bankers Trust acts as the securities lending agent for each Lending Fund. Each Lending Fund will represent to Bankers Trust that its policies generally permit the Lending Fund to engage in securities lending transactions. In addition, each Affiliated Lending Fund’s board of trustees (the “Board”), including a majority of the trustees who are not “interested persons” of the Fund (the “Independent Trustees”), will initially approve Bankers Trust as the lending agent.

4.     Bankers Trust states that its personnel providing day-to-day lending agency services to the Affiliated Lending Funds do not provide investment advisory services [*7] to the Funds, or participate in any way in the selection of portfolio securities or other aspects of the management of the Funds.

5.     Under the Securities Lending Program, Bankers Trust will enter into a borrowing agreement (the “Borrowing Agreement”) with certain entities designated by Bankers Trust and approved by the Lending Fund as eligible to borrow portfolio securities (the “Borrowers”). Collateral to be delivered by Borrowers under the Securities Lending Agreement and the Borrowing Agreement will be U.S. government securities, letters of credit or Cash Collateral.

6.     The Securities Lending Agreement will authorize and instruct Bankers Trust as agent for the Lending Fund to invest the Cash Collateral in accordance with specific guidelines provided by the Lending Fund. These guidelines will identify the particular Investment Funds and other investment vehicles, instruments and accounts, if any, in which Cash Collateral may be invested, and the amounts of Cash Collateral that may be invested in each Investment Fund and other authorized investments.

7.     An Affiliated Lending Fund and the lending agent derive income from the Securities Lending Program in one of two ways. If an Affiliated [*8] Lending Fund receives Cash Collateral it may invest the Cash Collateral and receive an investment return. Out of the return, the Affiliated Lending Fund pays the Borrower an agreed upon interest rate and retains the rest of the return. This investment return is split with the lending agent (“Shared Return”). When the collateral is a U.S. government security or a letter of credit, the Borrower pays the Affiliated Lending Fund a lending fee, which the Affiliated Lending Fund would share with the lending agent (“Shared Lending Fee”).

8.     Applicants request an order to permit the Lending Funds to use Cash Collateral received from Borrowers to purchase Shares of the Money Fund and other Investment Funds.

Exhibit (h) 8.1

Applicants also request an order to permit the Affiliated Lending Funds to pay Bankers Trust for its services as lending agent a portion of the Shared Return or Shared Lending Fee. Finally, applicants state that the Other Lending Funds may own more than 5% of an Investment Fund’s outstanding voting securities and thus become affiliated persons of the Investment Fund. Bankers Trust, as investment adviser to the Investment Fund would therefore be an affiliated person of an affiliated person [*9] of the Lending Fund. Applicants thus request an order permitting Bankers Trust to engage in principal transactions with, and receive brokerage commissions and other compensation from, the Other Lending Funds.

Applicants’ Legal Analysis:

A.	Investment of Cash Collateral by the Lending Funds in the Money Fund

1.     Section 12(d)(1)(A) of the Act provides that no registered investment company may acquire securities of another investment company if such securities represent more than 3% of the acquired company’s outstanding voting stock, more than 5% of the acquiring company’s total assets, or if such securities, together with the securities of other investment companies, represent more than 10% of the acquiring company’s total assets. Section 12(d)(1)(B) provides that no registered open-end investment company may knowingly sell its securities to another investment company if the sale will cause the acquiring company to own more than 3%; of the acquired company’s voting stock, or if the sale will cause more than 10% of the acquired company’s voting stock to be owned by investment companies.

2.     Section 12(d)(1)(J) of the Act provides that the SEC may exempt persons or transactions [*10] from any provision of section 12(d)(1) if and to the extent the exemption is consistent with the public interest and the protection of investors.

3.     Applicants seek an order under section 12(d)(1)(J) of the Act exempting them from the provisions of section 12(d)(1) of the Act to permit the Lending Funds to purchase, and the Trust to sell, securities in excess of the limits of sections 12(d)(1)(A) and 12(d)(1)(B) in connection with the Lending Funds, investment of Cash Collateral.

4.     Applicants state that each Investment Fund will be operated for the purpose of serving as the vehicle for the investment of Cash Collateral under the Securities Lending Program. Shares of the Investment Funds will not be subject to any sales load, redemption fee, or asset-based distribution or service fee. Applicants further state that, because investment advisory fees paid to Bankers Trust by the Affiliated Lending Funds will not be affected by the value of the collateral received by the Funds in connection with the loaned securities, the fees that would be paid to Bankers Trust by an Investment Fund, including investment advisory fees, should not be viewed as duplicative of the advisory fees paid by the [*11] Affiliated Lending Funds to Bankers Trust. Applicants also assert that there is no possibility of undue influence by the Lending Funds over the Investment Funds because each Investment Fund will be structured to accommodate the increased liquidity needs associated with securities lending transactions. Moreover, an Investment Fund will not invest in any investment company in excess of the limits of section 12(d)(1)(A) of the Act. For these reasons, applicants believe that the proposed arrangement does not raise the concerns underlying sections 12(d)(1)(A) and (B).

Exhibit (h) 8.1

5.     Sections 17(a)(1) and (2) of the Act make it unlawful for any affiliated person of a registered investment company, or any affiliated person of the affiliated person (“Second-Tier Affiliate”), acting as a principal, to sell any security to, or purchase any security from, the registered investment company. Section 17(d) of the-Act and rule 17d-1 under the Act prohibit any affiliated person of or principal underwriter for a registered investment company or any Second-Tier Affiliate, acting as principal, from effecting any transaction in connection with any joint enterprise or other joint arrangement or profit sharing plan [*12] in which the-investment company participates, unless an application regarding the joint transaction has been filed with the SEC and granted by order. Section 2(a)(3) of the Act defines an “affiliated person” of another person to include any person directly or indirectly owning, controlling, or holding with power to vote 5% or more of the outstanding voting securities of the other person, as well as any person directly or indirectly controlling, controlled by, or under common control with, the other person, and in the case of an investment company, its investment adviser.

6.     The Affiliated Lending Funds and Investment Funds are advised by Bankers Trust and thus are each affiliated persons of Bankers Trust and therefore may be deemed Second-Tier Affiliates. Accordingly, the sale and redemption of Shares of Investment Funds by the Affiliated Lending Funds may be prohibited under section 17(a). Moreover, if an Other Lending Fund acquires 5% or more of an Investment Fund’s securities, the Other Lending Fund could be deemed an affiliated person of the Investment Fund, and thus subject to the same prohibitions. Applicants also state that the Affiliated Lending Funds and potentially the Other [*13] Lending Funds by purchasing and redeeming Shares, Bankers Trust by acting as investment adviser to the Affiliated Lending Funds and the Investment Funds, and Bankers Trust by providing other services to the Investment Funds at the same time that the Investment Funds sell Shares to the Lending Funds also could be deemed to be participants in a joint enterprise or arrangement within the meaning of section 17(d) of the Act and rule 17d-1 under the Act.

7.     Section 17(b) of the Act authorizes the SEC to exempt a transaction from section 17(a) if the terns of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, the proposed transaction is consistent with the policy of each registered investment company concerned, and the general purposes of the Act.

8.     Section 6(c) of the Act provides that the SEC may exempt any person, security, or transaction from any provision of the Act if the exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

9.     Under rule [*14] 17d-1, in passing on applications for orders under section 17(d), the SEC considers whether the company’s participation in the proposed transaction is consistent with the provisions, policies, and purposes of the Act, and the extent to which the participation is on a basis different from or less advantageous than that of other participants.

10.     Applicants request an order under sections 6(c), 17(b), and 17(d) of the Act and rule 17d-1 under the Act to permit the Lending Funds to purchase Shares of the Investment Funds. Applicants state that the Lending Funds will purchase and redeem Shares of the Investment Funds based on their net asset value determined in accordance with the Act.

Exhibit (h) 8.1

Applicants also state that the Investment Funds will not impose any sales load, redemption or asset based distribution or service fees. Applicants also assert that the fees that the Investment Funds will pay Bankers Trust will not be duplicative of the fees that the Affiliated Lending Funds pay to Bankers Trust.

11.     Applicants further submit that a Lending Fund’s Cash Collateral will be invested in a particular Investment Fund only if that Investment Fund invests in the types of instruments that the Lending [*15] Fund has authorized for the investment of its Cash Collateral. Applicants state that any Lending Fund that complies with the requirements of rule 2a-7 under the Act will invest only in an Investment Fund that also complies with that rule; and that the investment of Cash Collateral in the Investment Funds will be conducted in accordance with any SEC and staff securities lending guidelines. For these reasons, applicants believe that their requested relief meets the standards of sections 6(c), 17(b), and 17(d) of the Act and rule 17d-1 under the Act.

B.	Payment of Fees by the Lending Funds to Bankers Trust

1.     Bankers Trust, as investment adviser to the Affiliated Lending Funds, is an affiliated person of the Funds. As noted above, section 17(d) and rule 17d-1 generally prohibit joint transactions involving investment companies and their affiliated persons unless the SEC has approved the transaction. Applicants state that a lending agent agreement between a registered investment company and an affiliated person of the investment company under which compensation is based on a share of the revenue generated by the lending agent’s efforts may constitute a joint arrangement within the [*16] meaning of section 17(d) and rule 17d-1. Consequently, applicants request an order to permit Bankers Trust, as lending agent, to receive either a portion of the Shared Return or a portion of the Shared Lending Fee from the Affiliated Lending Funds.

2.     Applicants propose that each Affiliated Lending Fund will adopt the following procedures to ensure that the proposed fee arrangement and the other terms governing the relationship with Bankers Trust, as lending agent, will meet the standards of rule 17d-1:

(a)     In connection with the approval of Bankers Trust as lending agent for an Affiliated Lending Fund and implementation of the proposed fee arrangement, a majority of the Board, including a majority of the Independent Trustees, will determine that: (i) the contract with Bankers Trust is in the best interests of the Affiliated Lending Fund and its shareholders; (ii) the services to be performed by Bankers Trust are appropriate for the Affiliated Lending Fund; (iii) the nature and quality of the services provided by Bankers Trust are at least equal to those provided by others offering the same or similar services for similar compensation; and (iv) the fees for Bankers Trust’s services [*17] are within the range of, but in any event no higher than, the fees charged by Bankers Trust for services of the same nature and quality provided to unaffiliated parties.

(b)     Each Affiliated Lending Fund’s contract with Bankers Trust for lending agent services will be reviewed annually by the Board and will be approved for continuation only if a majority of the Board (including a majority of the Independent Trustees) makes the findings referred to in paragraph (a) above.

Exhibit (h) 8.1

(c)     In connection with the initial implementation of an arrangement whereby Bankers Trust will be compensated as lending agent based on a percentage of the revenue generated by an Affiliated tending Fund’s participation in the Securities Lending Program, the Board shall secure a certificate from Bankers Trust attesting to the factual accuracy of clause (iv) in paragraph (a) above. In addition, the Board will request and evaluate, and Bankers Trust shall furnish, such information and materials as the trustees, with and upon the advice of agents, consultants or counsel, determine to be appropriate in making the findings referred to in paragraph (a) above. Such information shall include, in any event, information concerning [*18] the fees charged by Bankers Trust to other institutional investors for performing similar services.

(d)     The Board, including a majority of the Independent Trustees, will (i) at each regular quarterly meeting determine, on the basis of reports submitted by Bankers Trust, that the loan transactions during the prior quarter were conducted in compliance with the conditions and procedures set forth in the application, and (ii) review no less frequently than annually the conditions and procedures set forth in the application for continuing appropriateness.

(e)     Each Affiliated Lending Fund will (i) maintain and preserve permanently in an easily accessible place a written copy of the procedures and conditions (and modifications thereto) described in the application or otherwise followed in connection with lending securities pursuant to the Securities Lending Program, and (ii) maintain and preserve for a period not less than six years from the end of the fiscal year in which any loan transaction pursuant to the Securities Lending Program occurred, the first two years in an easily accessible place, a written record of each loan transaction setting forth a description of the security loaned, [*19] the identity of the person on the other side of the loan transaction, and the terms of the loan transaction. In addition, each Affiliated Lending Fund will maintain all information or materials upon which a determination was made in accordance with the procedures set forth above and the conditions to the application.

3.     Applicants also request an order under section 17(d) of the Act and rule 17d-1 under the Act to permit Bankers Trust to receive lending agency fees based on a share of the securities lending revenues from certain Other Lending Funds. Applicants state that an Other Lending Fund may become a Second-Tier Affiliate of Bankers Trust by reason of acquiring 5% or more of the outstanding voting securities of an Investment Fund. Applicants also state that in certain cases Bankers Trust serves as the investment adviser to one series of a registered investment company, whereas other entities unaffiliated with Bankers Trust serve as investment advisers to other series of that investment company (each of the other series being an Other Lending Fund). Because the series may have the same board of directors, the series may be deemed to be under common control, and Bankers Trust, [*20] as adviser to one series, may be deemed a Second-Tier Affiliate of the series that are Other Lending Funds. Applicants assert that in both of these cases the decisions made on behalf of the Other Lending Funds are made by persons unaffiliated with Bankers Trust and that any fee arrangements between the Other Lending Funds and Bankers Trust therefore will be the product of arms-length bargaining.

C.	Transactions by Other Lending Funds with Bankers Trust

1.     Applicants state that sections 17(a)(1) and (2) of the Act described above may prohibit principal transactions between Bankers Trust and an Other Lending Fund that becomes a

Exhibit (h) 8.1

Second-Tier Affiliate of Bankers Trust upon acquiring 5% or more of the outstanding voting securities of an Investment Fund. Applicants further state that section 17(e) of the Act may prohibit these Other Lending Funds from paying brokerage commissions or other fees to Bankers Trust.

2.     Applicants request an exemption under section 6(c) of the Act from sections 17(a) and 17(e) to permit the Other Lending Funds to engage in principal transactions with, and pay brokerage commissions and other fees to, Bankers Trust or a BT Entity. Applicants assert that Bankers [*21] Trust would not have any influence over the decisions made by any Other Lending Fund and that the transactions between the BT Entities and the Other Lending Funds would be the product of arms-length bargaining.

Applicants’ Conditions:

Applicants agree that any order of the SEC granting the requested relief will be subject to the following conditions:

1.     The securities lending program of each Lending Fund will comply with all present and future applicable SEC and staff positions regarding securities lending arrangements.

2.     The approval of an Affiliated Lending Fund’s Board, including a majority of the Independent Trustees, shall be required for the initial and subsequent approvals of Bankers Trust’s service as lending agent for the Affiliated Lending Fund pursuant to the Securities Lending Program, for the institution of all procedures relating to the Securities Lending Program as it relates to the Affiliated Lending Fund, and for any periodic review of loan transactions for which Bankers Trust acted as lending agent pursuant to the Securities Lending Program.

3.     A majority of the Board of each Affiliated Lending Fund (including a majority of the Independent Trustees of the Affiliated [*22] Lending Fund), will initially and at least annually thereafter determine that the investment of Cash Collateral in Shares of an Investment Fund is in the best interests of the shareholders of the Affiliated Lending Fund.

4.     Investment in Shares of an Investment Fund by a particular Lending Fund will be consistent with such Lending Fund’s investment objectives and policies. A Lending Fund that complies with rule 2a-7 under the Act will not invest its Cash Collateral in an Investment Fund that does not comply with the requirements of rule 2a-7.

5.     Investment in Shares of an Investment Fund by a particular Lending Fund will be in accordance with the guidelines regarding the investment of Cash Collateral specified by the Lending Fund in the Securities Lending Agreement. A Lending Fund’s Cash Collateral will be invested in a particular Investment Fund only if that Investment Fund has been approved for investment by the Lending Fund and if that Investment Fund invests in the types of instruments that the Lending Fund has authorized for the investment of its Cash Collateral.

6.     The Shares of an Investment Fund will not be subject to a sales load, redemption fee, any asset-based sales charge, [*23] or service fee (as defined in rule 2830(b)(9) of the Conduct Rules of the National Association of Securities Dealers).

Exhibit (h) 8.1

7.     An Investment Fund will not acquire securities of any investment company in excess of the limits contained in section 12(d)(1)(A) of the Act.

For the Commission, by the Division of Investment Management, under delegated authority.

Exhibit (h) 8.1

EXHIBIT C

In accordance with the Agency Agreement, the Realized Income shall be divided as follows: 80% to the Client and 20% to the Bank.

Exhibit (h) 8.1

SCHEDULE I

Frank Russell Investment Company

Equity I Fund

Equity II Fund

Equity III Fund

Equity Q Fund

International Fund

Fixed Income I Fund

Fixed Income III Fund

Emerging Markets Fund

Real Estate Securities Fund

Short Term Bond Fund

Diversified Equity Fund

Special Growth Fund

Equity Income Fund

Quantitative Equity Fund

International Securities Fund

Diversified Bond Fund

Multistrategy Bond Fund

Tax Exempt Bond Fund

Tax-Managed Large Cap Fund

Tax-Managed Small Cap Fund

Select Value Fund

Select Growth Fund

Exhibit (h) 8.1

SCHEDULE II

List of Bank Officers for Receipt of Instructions Pursuant to Clause 17.02 of the Agreement

NAME	TELEHPONE	E-MAIL ADDRESS

Richard Blackman	(213) 620-8334	richard.blackman@db.com
Anthony Emilio	(201) 860-2306	anthony.emilio@db.com
Anthony Frieze	(011) 852 2203 7901	anthony.frieze@db.com
Frank Gambino	(201) 860-4566	frank.gambino@db.com
William P. Kelly	(212) 250-8483	william.p.kelly@db.com
Suresh Krishnamurthy	(212) 250-4855	suresh.krishnamurthy@db.com
David Martocci	(212) 250-3847	david.martocci@db.com
Robert Portnoy	(212) 250-6075	bob.portnoy@db.com
Tim Smollen	(011)(44)(20) 7545 7110	tim.smollen@db.com
Anthony Toscano	(212) 250-3862	anthony.toscano@db.com